UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2012

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2012, Lighting Science Group Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with PCA LSG Holdings, LLC (“PCA”), pursuant to which the Company issued 2,000 units (the “Series G Units”) of the Company’s securities to PCA at a price per Series G Unit of $1,000 (the “Series G Offering”) and total consideration of $2,000,000. Each Series G Unit consists of: (i) one share of the Company’s Series G Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) and (ii) 83 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Pursuant to the Subscription Agreement, if, at any time while PCA holds any shares of Series G Preferred Stock purchased pursuant to the Subscription Agreement, the Company issues securities (other than pursuant to the Company’s equity based compensation plans) that result in gross proceeds to the Company of at least $50,000,000 (a “Subsequent Transaction”), the Company must notify PCA of the terms and conditions of such Subsequent Transaction. Simultaneous with, and subject to the closing of, such Subsequent Transaction, PCA would have the right to: (i) require the Company to use the proceeds of such Subsequent Transaction to redeem all of PCA’s Series G Preferred Stock, or (ii) convert all or a portion of PCA’s Series G Preferred Stock into the securities issued in the Subsequent Transaction on substantially the same terms and conditions governing the Subsequent Transaction. If PCA elects to convert its shares of Series G Preferred Stock, it would retain all of the shares of Common Stock issued in conjunction with each converted share of Series G Preferred Stock.

In addition, if, at any time on or prior to November 17, 2013, the Company issues any securities (other than issuances pursuant to the Company’s equity-based compensation plans or pursuant to a Subsequent Transaction) which PCA, in its sole reasonable discretion, determines are more favorable than the Series G Units, PCA may exchange all of its Series G Units, valued at the Liquidation Value (as defined in the Certificate of Designation concerning the Series G Preferred Stock) of the Series G Preferred Stock included in such Series G Units, for such newly issued securities.

PCA is an affiliate of Pegasus Capital Advisors, L.P. (“Pegasus”), who together with its affiliates, is the Company’s largest stockholder and beneficially owned approximately 83.0% of the Company’s Common Stock as of May 18, 2012 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company’s Committee of Independent Directors, which is comprised entirely of independent directors not affiliated with Pegasus or its affiliates, approved the Series G Offering.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued the shares of Series G Preferred Stock and Common Stock to PCA pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the safe harbors for sales provided by Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of James. A. Haworth

On May 18, 2012, James A. Haworth resigned as Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company, as a member of the Executive Committee of the Board and from such other roles and positions held with the Company or its subsidiaries, effective immediately (the “Termination Date”). No disagreement with the Company on any matter relating to the Company’s operations, policies or practices led to his resignation.

In connection with Mr. Haworth’s resignation, Mr. Haworth will be entitled to the following severance: (i) payment of his base salary accrued and unpaid through the Termination Date; (ii) payment of any earned but unused vacation through the Termination Date; (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the Termination Date; (iv) a $615,000 cash payment, representing one and a half (1.5) times his annual base salary, payable in bi-weekly installments over a period of 18 months (the “Severance Period”) and (v) in the event that the Company determines that the bonus performance metrics established by the Board have been met, a bonus payment determined by multiplying (A) Mr. Haworth’s 2012 annual base salary, (B) the highest participation factor actually used by the Company to calculate payments with respect to the other executive officers of the Company during 2012 and (C) a fraction representing the percentage of days that Mr. Haworth was employed by the Company during 2012. Mr. Haworth also has the right during the Severance Period to continuation of any applicable health, accident and life insurance plans or arrangements for which he was participating as of the Termination Date.

Additionally, upon Mr. Haworth’s resignation, 263,889 unvested restricted shares of the Common Stock and 27,778 unvested options to purchase shares of Common Stock previously granted to Mr. Haworth vested in full on the Termination Date. The remaining unvested restricted shares of Common Stock or unvested options to purchase shares of Common Stock held by Mr. Haworth were forfeited as of the Termination Date. Mr. Haworth remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Severance Period as described in his employment letter with the Company, dated April 28, 2011.

Appointment of Steven G. Marton

On May 18, 2012, effective upon Mr. Haworth’s resignation, the Board appointed Steven G. Marton to serve as Interim Chief Executive Officer of the Company. The Board has not yet determined the amount or terms of any compensation that Mr. Marton will receive for his service as Interim Chief Executive Officer.

Mr. Marton, 55, has served as a Senior Operating Partner at Pegasus since April 2008 and has been actively involved in the Company’s operations, in a consulting capacity, since February 2012. He has spent over 20 years in general management, new product development and brand leadership in the consumer packaged goods and pet care industries. Prior to joining Pegasus, from 2004 to 2008, Mr. Marton served as Group President of the Office Products Division of Newell Rubbermaid, and earlier served as President and Chief Operating Officer of Hill’s Pet Nutrition. He is currently Chairman of Halo, Purely for Pets as well as a board member of iGPS, Hain Pure Protein Corporation and PetSmart Charities. He is also a member of the Board of Advisors to the Cummings School of Veterinary Medicine at Tufts University. With respect to disclosure required by Item 404(a) of Regulation S-K, see “Part III, Item 13. Certain Relationship and Related Transaction and Director Independence” of the Company’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2011, filed on April 30, 2012, and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Events” of the Company’s Form 10-Q for the first quarter of 2012, filed on May 14, 2012, which are incorporated by reference herein. Mr. Marton does not have any family relationships with any of the Company’s directors or officers.

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

On May 24, 2012, the Company issued a press release announcing Mr. Haworth’s resignation as Chief Executive Officer and Chairman of the Board and Mr. Marton’s appointment as Interim Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 24, 2012	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Series G Unit Subscription Agreement, dated as of May 18, 2012, by and between Lighting Science Group Corporation and PCA LSG Holdings, LLC.

99.1	Press Release.